Exhibit 21
SUBSIDIARIES OF WILLBROS GROUP, INC.

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
Construction & Turnaround Services, L.L.C.	Oklahoma, USA
Construction & Turnaround Services of California, Inc.	Oklahoma, USA
Contratistas Transandinos, S.A. d/b/a/ COTRA	Colombia
Global Process Services, Inc.	Texas, USA
Integrated Service Company LLC	Oklahoma, USA
Integrated Service Company of Oklahoma, Inc.	Oklahoma, USA
International Pipeline Equipment, Inc.	Panama
Musketeer Oil B.V.	Netherlands
PT Willbros Indonesia	Indonesia
Servicios Petroleros Willbros, S.A. de C.V.	Mexico
The Oman Construction Company, L.L.C.	Oman
Willbros Acquisition Canada Limited	Canada (British Columbia)
Willbros Africa Limited	Cayman Islands
Willbros Al-Rushaid Limited	Saudi Arabia
Willbros Andina Pipeline Investments, L.L.C.	Delaware, USA
Willbros Angola (Cayman) Limited	Cayman Islands
Willbros Canada Holdings Limited	Canada (British Columbia)
Willbros (Canada) GP I Limited	Canada (British Columbia)
Willbros (Canada) GP II Limited	Canada (British Columbia)
Willbros (Canada) GP III Limited	Canada (British Columbia)
Willbros Chile, S.A.	Chile
Willbros Construction Services (Canada) L.P.	Canada (Alberta)
Willbros Constructors (Cayman) Limited	Cayman Islands
Willbros Constructors, Inc.	Panama
Willbros Contracting Limited	Cyprus
Willbros Energy Services Company	Delaware, USA
Willbros Engineering & Construction Limited	Canada
Willbros Engineers (U.S.), LLC	Delaware, USA
Willbros Far East, Inc.	Vanuatu
Willbros Far East (PNG) Ltd	Papua New Guinea
Willbros Far East Sdn. Bhd.	Malaysia
Willbros Financial Services, Inc.	Panama
Willbros Government Holdings (U.S.), LLC	Delaware, USA
Willbros Government Services (U.S.), LLC	Delaware, USA
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico
Willbros International Dutch Antilles N.V.	Netherlands Antilles
Willbros International Dutch B.V.	The Netherlands
Willbros International Dutch II B.V.	The Netherlands
Willbros International Finance & Equipment Limited	Cayman Islands
Willbros International Holdings (Nigeria) Limited	Cayman Islands
Willbros International, Inc.	Panama
Willbros International Papua New Guinea Limited	Papua New Guinea

Company Name and Name Under Which it is Doing
Business (if applicable)	Jurisdiction of Incorporation or Organization
Willbros International Pty Limited	Australia
Willbros International Services (Nigeria) Limited	Cayman Islands
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)	Kuwait
Willbros Marine Assets, Inc.	Panama
Willbros Middle East, Inc.	Panama
Willbros Middle East, Inc. — Abu Dhabi Branch	Panama
Willbros Middle East Limited	Cayman Islands
Willbros Midstream Services (U.S.), LLC	Delaware, USA
Willbros Midwest Pipeline Construction (Canada) L.P.	Alberta
Willbros Mt. West, Inc.	Colorado, USA
Willbros Oman Limited	Cayman Islands
Willbros (Overseas) Limited	United Kingdom
Willbros (Overseas) Limited — Libya Branch	United Kingdom
Willbros Project Services (U.S.), LLC	Delaware, USA
Willbros Refinery and Maintenance Services (Canada) L.P.	Alberta
Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware, USA
Willbros Construction (U.S.), LLC	Delaware, USA
Willbros Servicios Obras y Sistemas S.A.	Ecuador
Willbros Suramerica, S.A.	Panama
Willbros Transandina S.A.	Bolivia
Willbros (U.K.) Limited	United Kingdom
Willbros USA, Inc.	Delaware, USA